Exhibit 99.1

JFrog Appoints Seasoned DevOps, Cloud and Security Leader
Yvonne Wassenaar to its Board of Directors

Wassenaar Brings More than 30 Years’ Experience in Enterprise Software, Security, IoT and Cloud Leadership from Puppet, New Relic, VMware, and Accenture

Sunnyvale, Calif. – September 29, 2022 — JFrog Ltd. (“JFrog”) (NASDAQ: FROG), the Liquid Software company and creators of the JFrog DevOps Platform, today announced former Puppet CEO, Yvonne Wassenaar, will join its Board of Directors and its Compensation Committee. With over 30 years of experience in enterprise software, cybersecurity, and cloud-native technologies, Wassenaar brings to JFrog a wealth of industry expertise and go-to-market acceleration strategies that will help drive the company’s advancement in the DevOps, security, and IoT markets.

“We are thrilled to have Yvonne join our Board of Directors. Her proven experience and perspective as an executive operator in our fast growing market will be invaluable as we continue to transform the future of DevOps, Security, and IoT in the enterprise,” said Shlomi Ben Haim, Co-Founder and CEO, JFrog. “Yvonne’s deep understanding of the domain coupled with her strong experience in scaling, diversifying, and transforming software businesses will be a compass for us as we continue to leap forward and help enterprises transform their software supply chain.”

An award-winning business executive and technology leader, Wassenaar has helped drive profitability and business impact across a variety of industries and functional areas including channel and alliances, sales optimization, marketing and customer success. Wassenaar’s corporate experience includes serving as CEO of Puppet, a DevOps pioneer; CEO of Airware, a provider of drone-powered analytics for the enterprise; CIO of New Relic, where she was a key player in taking the company public; CXO and numerous other senior leadership positions at VMware where she helped scale and accelerate the company’s growth; and as a Partner at Accenture for over 17 years, where she enabled clients around the globe to lead in their industries leveraging technology.

“I couldn’t be more excited to join JFrog in its mission to take a more holistic approach to secure the development and delivery of enterprise software – a notion I believe sets them apart and will lead to their DevOps platform becoming a gold standard for the industry,” said Wassenaar. “JFrog’s differentiated approach bridges the gap between developers, DevOps, Security, and IoT, enabling the company to have a universal, full lifecycle approach to binary management in a unified platform. I have long admired JFrog’s vision, leadership, and culture and am honored to join their Board of Directors.”

Wassenaar currently serves on the board and nomination and governance committee of Arista Networks (NYSE: ANET), as well as on the board and audit committee for Forrester (NASDAQ: FORR), and Harvey Mudd College, and on the board of Rubrik (a private zero trust data management company). She previously served as a board director for Anaplan (NYSE:PLAN) and MuleSoft (NYSE: CRM), along with several private companies including Bitium, Airware, Puppet, and the Athena Alliance.

Wassenaar’s broad market impact earned her recognition as a Woman of Influence in Silicon Valley by the Silicon Valley Business Journal; placement on the Boardlist Top 20; the SF Business Times Public Company CIO Award Winner; and as a WSJ Woman of Note. She holds a Bachelor of Arts in Economics with a specialization in Computing from UCLA and a Master of Business Administration in Strategy and Operations from UCLA’s Anderson School of Business. For more information on Yvonne Wassenaar and how she plans to help JFrog reach its next phase of growth, read this blog.

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About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to power all the world’s software updates, driven by a “Liquid Software” vision to allow the seamless, secure flow of binaries from developers to the edge and connected devices. The JFrog Platform enables software creators to power their entire software supply chain throughout the full binary lifecycle, so they can build, secure, distribute, and connect any source with any production environment. JFrog’s hybrid, universal, multi-cloud DevOps platform is available as both self-managed and SaaS services across major cloud service providers. Millions of users and thousands of customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely manage their mission-critical software supply chain. Once you leap forward, you won’t go back. Learn more at jfrog.com and follow us on Twitter: @jfrog.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding our fast growing market, advancement in the DevOps, security, and IoT markets, our ability to help enterprises transform their software supply chain, our expectations regarding a holistic approach to the development and delivery of enterprise software, our ability to bridge the gap between developers, DevOps, Security, and IoT, reach our next phase of growth, and our ability to become an industry-leading platform for enterprise software and security. These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2021, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.